Exhibit 99.1

Company Contact:
Stephen A. Heit, Chief Financial Officer
201-528-8200

FOR IMMEDIATE RELEASE

CCA INDUSTRIES, INC. ANNOUNCES CHANGE OF INDEPENDENT AUDITORS

Lyndhurst, NJ, March 9, 2018: CCA Industries, Inc. (NYSE American: “CAW”) announced today that the Audit Committee of the Company’s Board of Directors engaged CohnReznick LLP as the Company’s principal independent registered public accounting firm to audit its financial statements, replacing BDO USA, LLP, effective March 6, 2018. The change in auditors was not the result of any disagreements between the Company and BDO. CohnReznick is the eleventh largest accounting firm in the United States.
“We would like to thank BDO for their six years of service to CCA. The audit staff has been professional and helpful. We look forward to working with CohnReznick, a well-respected firm, as we continue to grow the Company and strengthen our balance sheet”, stated Stephen A. Heit, Chief Financial Officer.
CCA Industries, Inc. manufactures and markets health and beauty aids, each under its individual brand name. The products include, principally, “Plus+White” toothpastes and teeth whiteners, “Bikini Zone” medicated topical and shave gels, “Nutra Nail” nail care treatments, “Porcelana” skin care products, “Scar Zone” scar treatment products and “Sudden Change” anti-aging skin care products.

Statements contained in the news release that are not historical facts are forward looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which would cause actual results to differ materially from estimated results. Such risks and uncertainties are detailed in the Company’s filings with the Securities and Exchange Commission. No assurance can be given that the results in any forward-looking statement will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.